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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                              December 24, 2001

               Date of Report (Date of earliest event reported)


                               NCH CORPORATION

             (Exact name of registrant as specified in its charter)

            Delaware                     1-5838                  75-0457200
(State or other jurisdiction        (Commission File           (IRS Employer
       of incorporation)                 Number)             Identification No.)


               2727 Chemsearch Boulevard
                     Irving, Texas                   75062
     (Address of principal executive offices)      (Zip code)

                                   (972) 438-0211
                (Registrant's telephone number, including area code)


Item 5.  OTHER EVENTS.

(a) On December 24, 2001, NCH Corporation ("NCH") announced that it has signed a definitive merger agreement for the acquisition by Irvin Levy, NCH's President and Chairman, and his brother, Lester Levy, and members of their families of all of NCH Corporation's outstanding common stock not owned by the Levy family for $52.50 per share in cash. A copy of the merger agreement is attached as an exhibit to this report and is incorporated herein by reference.

         A special committee of independent directors of NCH Corporation retained an independent investment banking firm to assist the committee in evaluating and negotiating the Levy family's initial proposal to acquire the company for $47.50

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         per share made on September 28, 2001. Following extensive negotiations and the receipt of a fairness opinion from its financial advisor, the committee unanimously approved a revised offer by the Levy family at a price of $52.50, which represents a premium of 34% over the closing stock price on September 28, 2001, the last day of trading prior to the announcement of the original offer.

         On December 24, 2001, NCH also announced that a definitive settlement agreement has been executed in the purported class action litigation stemming from the Levy family's buyout proposal. The settlement is subject to court approval.

         A copy of the press release is attached as an exhibit to this report and is incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         2.1 Agreement and Plan of Merger, dated as of December 24, 2001, among Ranger Holding LLC, Ranger Merger Corporation and NCH Corporation.

         99.1     Press Release, dated December 24, 2001.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:   December 26, 2001                NCH CORPORATION

                                          By:
                                               /s/ Joe Cleveland
                                               ---------------------------------
                                               Name:  Joe Cleveland
                                               Title: Vice President & Secretary


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                                INDEX TO EXHIBITS


 EXHIBIT
 NUMBER             DESCRIPTION
 -------            -----------

   2.1 Agreement and Plan of Merger, dated as of December 24, 2001, among Ranger Holding LLC, Ranger Merger Corporation and NCH Corporation.

   99.1             Press Release, dated December 24, 2001.



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